Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-199686 on Form N-2 of our report dated March 20, 2014, relating to the consolidated financial statements of Corporate Capital Trust, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California
January 6, 2015